Exhibit 99

For Immediate Release

REX AMERICAN RESOURCES REPORTS FISCAL 2022
FOURTH QUARTER NET INCOME PER SHARE ATTRIBUTABLE
TO REX COMMON SHAREHOLDERS OF $0.47

Dayton, Ohio, (March 23, 2023) -- REX American Resources Corporation (NYSE: REX) (“REX” or “the Company”) today reported financial results for its fiscal 2022 fourth quarter (“Q4 ’22”) ended January 31, 2023. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2904
Webcast / Replay URL:	www.rexamerican.com
The webcast will be available for replay for 30 days.

REX American Resources’ Q4 ’22 results principally reflect its interests in six ethanol production facilities. The One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) ethanol production facilities are consolidated, while the four other ethanol plants are reported as equity in income of unconsolidated ethanol affiliates. The Company reports results for its ethanol and by-products component as continuing operations and beginning in the third quarter of fiscal 2021 its refined coal component as discontinued operations as operations have now ceased.

REX’s Q4 ’22 net sales and revenue were $200.2 million, compared with $212.0 million in Q4 ’21. The year-over-year net sales and revenue decrease primarily reflects a decrease in the quantities sold of ethanol, dried distillers grains and modified distillers grains. Q4 ’22 gross profit for the Company’s continuing operations was $14.9 million, compared with $38.8 million in Q4 ’21 reflecting increases in corn and natural gas prices. This led to Q4 ’22 income before income taxes and non-controlling interests of $13.3 million, compared with $36.6 million in the comparable year ago period.

Net income attributable to REX shareholders from continuing operations in Q4 ’22 was $8.2 million, compared to $21.3 million in Q4 ’21. Q4 ’22 basic and diluted net income per share attributable to REX common shareholders from continuing operations was $0.47, compared to $1.19 per share in Q4 ’21. Per share results for Q4 ’22 and Q4 ’21 are based on 17,416,000 and 17,818,000 diluted weighted average shares outstanding, respectively, reflecting the Company’s 3-for-1 common stock split effected August 5, 2022.

REX American Resources Q4 ’22 Results, 3/23/23	page 2

REX American Resources’ Chief Executive Officer, Zafar Rizvi, commented, “In the fourth quarter, we saw a continuation of the difficult operating environment we faced throughout much of fiscal 2022, including year-over-year price increases in corn and natural gas of 22% and 12%, respectively, as well as weather-related disruptions. Given these challenges, we are pleased with our performance in the fourth quarter and full year, with earnings per share of $0.47 and $1.57, respectively. Our results demonstrate the resiliency of our operating model, our operational efficiency, and the effectiveness of our plant operations teams.

“We exited fiscal 2022 with a robust liquidity position, with approximately $281 million in cash and short-term investments and no debt. Thanks to our healthy financial foundation, we are well positioned to continue to strategically invest in the efficiency and capacity of our plants while pursuing and progressing against our carbon capture and sequestration initiatives.

“Looking ahead, we are excited by the many opportunities in front of us and remain confident in the value proposition that ethanol brings to consumers and the environment. We are also encouraged by the potentially compelling financial benefits of our carbon capture and sequestration initiatives on the back of the recently enacted Inflation Reduction Act and believe our efforts will yield significant financial benefits for our employees, partners and shareholders.”

Balance Sheet

As of January 31, 2023, REX had cash and cash equivalents and short-term investments of $280.9 million, $42.1 million of which was at the parent company, and $238.8 million of which was at its consolidated production facilities. This compares with cash, cash equivalents and short-term investments at January 31, 2022, of $255.7 million, $42.9 million of which was at the parent company, and $212.8 million of which was at its consolidated ethanol production facilities.

The following table summarizes select data related to REX’s

consolidated alternative energy interests:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2023	2022	2023	2022
Average selling price per gallon of ethanol	$2.31	$2.36	$2.44	$2.21
Average selling price per ton of dried distillers grains	$234.39	$192.20	$232.98	$197.86
Average selling price per pound of non-food grade corn oil	$0.75	$0.60	$0.71	$0.50
Average selling price per ton of modified distillers grains	$139.84	$89.99	$123.66	$85.19
Average cost per bushel of grain	$7.10	$5.83	$7.24	$5.99
Average cost of natural gas (per MmBtu)	$6.57	$5.85	$6.66	$4.27

REX American Resources Q4 ’22 Results, 3/23/23	page 3

Fourth Quarter Conference Call

REX will host a conference call at 11:00 a.m. ET today to discuss the quarterly results and will host a question and answer session. The dial in number for the audio conference call is 212/231-2904 (domestic and international callers). Participants can also listen to a live webcast of the call on the Company’s website at, www.rexamerican.com. A webcast replay will be available for 30 days following the live event.

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 691 million gallons of ethanol over the twelve-month period ended January 31, 2023. REX’s effective ownership of the trailing twelve-month gallons shipped (for the twelve months ended January 31, 2023) by the ethanol production facilities in which it has ownership interests was approximately 271 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the effect of pandemics such as COVID-19 on the Company’s business operations, including impacts on supplies, demand, personnel and other factors, the impact of legislative and regulatory changes, the price volatility and availability of corn, distillers grains, ethanol, non-food grade corn oil, commodity market risk, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, logistical interruptions, changes in the international, national or regional economies, the impact of inflation, the ability to attract employees, weather, results of income tax audits, changes in income tax laws or regulations, the impact of U.S. foreign trade policy, changes in foreign currency exchange rates and the effects of terrorism or acts of war. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500 / rex@jcir.com

REX American Resources Q4 ’22 Results, 3/23/23	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2023	2022	2023	2022
Net sales and revenue	$200,167	$212,016	$855,000	$774,802
Cost of sales	185,268	173,239	800,269	677,242
Gross profit	14,899	38,777	54,731	97,560
Selling, general and administrative expenses	(6,719)	(6,032)	(28,956)	(28,476)
Equity in income of unconsolidated ethanol affiliates	2,535	3,861	8,745	6,624
Interest and other income, net	2,621	13	12,959	130

Income before income taxes and noncontrolling interests	13,336	36,619	47,479	75,838
Provision for income taxes	(2,168)	(10,702)	(9,542)	(19,031)
Net income from continuing operations	11,168	25,917	37,937	56,807
Net income attributable to noncontrolling interests (continuing operations)	(3,007)	(4,650)	(10,240)	(9,235)
Net income attributable to REX common shareholders (continuing operations)	8,161	21,267	27,697	47,572

Net income from discontinued operations, net of tax	-	132	-	4,395
Net loss attributable to noncontrolling interests (discontinued operations)	-	27	-	397
Net income attributable to REX common shareholders (discontinued operations)	-	159	-	4,792

Net income attributable to REX common shareholders	$8,161	$21,426	$27,697	$52,364

Weighted average shares outstanding - basic and diluted	17,416	17,818	17,638	17,946

Basic and diluted net income per share from continuing operations attributable to REX common shareholders	$0.47	$1.19	$1.57	$2.65
Basic and diluted net income per share from discontinued operations attributable to REX common shareholders	-	0.01	-	0.27
Basic and diluted net income per share attributable to REX common shareholders	$0.47	$1.20	$1.57	$2.92

- balance sheets follow -

REX American Resources Q4 ’22 Results, 3/23/23	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

Unaudited

	January 31,	January 31,
ASSETS:	2023	2022
CURRENT ASSETS:
Cash and cash equivalents	$69,612	$229,846
Short-term investments	211,331	25,877
Restricted cash	1,735	2,222
Accounts receivable	25,162	25,821
Inventory	48,744	42,225
Refundable income taxes	2,962	6,677
Prepaid expenses and other	13,098	12,499
Total current assets	372,644	345,167
Property and equipment, net	135,497	137,554
Operating lease right-of-use assets	15,214	11,221
Deferred taxes and other assets	23,179	25,853
Equity method investment	33,045	30,566
TOTAL ASSETS	$579,579	$550,361
LIABILITIES AND EQUITY:
CURRENT LIABILITIES:
Accounts payable - trade	$34,091	$32,266
Current operating lease liabilities	5,180	4,600
Accrued expenses and other current liabilities	15,328	13,617
Total current liabilities	54,599	50,483
LONG-TERM LIABILITIES:
Deferred taxes	1,097	3,132
Long-term operating lease liabilities	9,855	6,390
Other long-term liabilities	3,034	2,794
Total long-term liabilities	13,986	12,316
EQUITY:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	578	-
Retained earnings	640,826	611,607
Treasury stock	(193,721)	(181,114)
Total REX shareholders’ equity	447,982	430,792
Noncontrolling interests	63,012	56,770
Total equity	510,994	487,562
TOTAL LIABILITIES AND EQUITY	$579,579	$550,361

- statements of cash flows follow -

REX American Resources Q4 ’22 Results, 3/23/23	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Twelve Months Ended
	January 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income including noncontrolling interests	$37,937	$61,202
Net income from discontinued operations, net of tax	-	4,395
Net income from continuing operations	37,937	56,807
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,976	18,031
Amortization of operating lease right-of-use assets	5,328	5,560
Income from equity method investments	(8,745)	(6,624)
Dividends received from equity method investments	6,266	5,514
Interest income from investments	(2,839)	(43)
Deferred income taxes	915	12,730
Stock based compensation expense	1,930	1,753
(Gain) loss on sale of property and equipment - net	(102)	30
Changes in assets and liabilities:
Accounts receivable	659	(6,108)
Inventories	(6,519)	(4,799)
Income taxes refundable	3,715	(1,103)
Other assets	(452)	199
Accounts payable - trade	1,478	16,005
Other liabilities	(2,752)	475
Net cash provided by operating activities from continuing operations	54,795	98,427
Net cash used in operating activities from discontinued operations	-	(6,716)
Net cash provided by operating activities	54,795	91,711
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(15,578)	(5,126)
Purchase of short-term investments	(399,350)	(88,949)
Sale of short-term investments	216,735	99,309
Deposits	(319)	-
Other	5	60
Net cash (used in) provided by investing activities	(198,507)	5,294
CASH FLOWS FROM FINANCING ACTIVITIES:
Treasury stock acquired	(13,012)	(6,627)
Payments to noncontrolling interests holders	(3,997)	(4,772)
Net cash used in financing activities from continuing operations	(17,009)	(11,399)
Net cash provided by financing activities from discontinued operations	-	304
Net cash used in financing activities	(17,009)	(11,095)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(160,721)	85,910
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of year	232,068	146,158
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of year	$71,347	$232,068

Non-cash financing activities - Stock awards accrued	$965	$1,580
Non-cash financing activities - Stock awards issued	$1,539	$100
Non-cash investing activities - Accrued capital expenditures	$425	$78
Right-of-use assets acquired and liabilities incurred upon lease execution	$9,321	$4,103

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